UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________October 28, 2009_______________
Date of Report (Date of Earliest Event Reported)

Commission file number  –  2-63322

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
                                 (State or other jurisdiction of                                                     (I.R.S. Employer Identification Number)
                                 incorporation or organization)

11 North Water Street, Suite 18290         Mobile, Alabama                          36602
                              (Address of principal executive offices)                                                    (Zip Code)

       (251) 243-9100
            (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 28, 2009, the Company issued a press release announcing the financial results for the quarter ended September 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 28, 2009, the Company issued a press release announcing the appointment of Mr. Kenneth H. Beer and Mr. Harris V. Morrissette as independent members of the Board of Directors following the resignations of Mr. Niels W. Johnsen and Mr. Edward K. Trowbridge on the same day. As previously disclosed, both Mr. Johnsen and Mr. Trowbridge had previously announced that they would not stand for re-election in 2010. Mr. Beer currently serves as Senior Vice President and Chief Financial Officer of Stone Energy Corporation. Previously, Mr. Beer was a partner at the investment banking firm of Johnson Rice & Company. Mr. Morrisette currently serves as President of China Doll Rice and Beans, Inc. and Chairman of Azalea Aviation Inc. Previously Mr. Morrisette served as CEO of Marshall Biscuit Company, Inc. Mr. Beer and Mr. Morrisette will be assigned to their respective board committees at a later date. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

    On October 28, 2009, the Board of Directors of the Company, upon the recommendation of its nominating and governance committee, unanimously approved amendments to Article I, Sections 6, 7, 8 and 9, Article II, Sections 7, 8 and 9, and Article VI. In addition, various conforming changes and a small number of supplemental modifications were made. All of the amendments were effective immediately.

The By-law amendments:

•
Article I, Section 6, of the By-laws has been expanded to clarify the Board’s power to adopt rules regulating stockholder meetings, and the Chairman’s powers to take actions to ensure the proper conduct of stockholder meetings. Similarly, Article I, Section 8, of the By-laws clarifies the Board’s ability to postpone or adjourn stockholder meetings.

•
Article I, Section 7, of the By-laws adds a new “advance notice by-law” which, subject to certain exceptions, prevents stockholders from nominating directors or proposing corporate actions without providing at least 90 days of advance written notice, coupled with information about the proposal and the proponent to assist the directors and stockholders in evaluating the proposal.

•
Article I, Section 9, of the By-laws regulates the procedural aspects of any stockholder initiative to take corporate action through a written consent solicitation. This new by-law requires all stockholder consents to be collected within 60 days and would require the proponent to provide information comparable to that required under the new “advance notice by-law.”

•
Article II, Sections 7 and 8, of the By-laws, respectively, (i) confirms the Board’s current power to fill director vacancies but only if approved by the Company’s  incumbent directors (defined as “Continuing Directors”) during any period in which a stockholder (other than specified members of the Johnsen family) holds a 10% interest in the Company (defined as a “Related Person”) and (ii) confirms the stockholders’ current power to remove directors, but would require stockholders to have cause for the removal and would require a majority vote of stockholders excluding any Related Person or any affiliate or associate thereof (defined as the “Independent Stockholders”).

•
Our indemnification bylaw included in Article II, Section 9, of the By-laws was expanded to delineate in greater detail the procedures for directors and officers to request and obtain indemnification and advancement of expenses in connection with proceedings arising out of their service on behalf of the Company.

•
Article VI of the By-laws requires a two-thirds vote of all stockholders and a separate two-thirds vote of the Independent Stockholders to amend certain specified key by-law provisions. Under this provision, the Continuing Directors retain their current independent authority to amend the By-laws.

•
In addition, the Board approved various conforming changes, plus a small number of supplemental modifications to each Article designed to update, clarify or strengthen the By-laws as a whole, including, without limitation, (i) the modification of provisions governing the quorum for stockholder and director meetings, the powers of committees of the Board, and the powers of the chief financial officer and officers reporting to him or her, and (ii) the addition of Sections 3 and 4 to Article IV governing notices and the Company’s offices.

The text of the By-laws as amended and restated through October 28, 2009 is attached hereto as Exhibit 3.2 and is incorporated herein by reference. The foregoing description is qualified in its entirety by the terms of the attached By-laws.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

Exhibit No.                      Description

3.2	By-laws of the Registrant, as amended and restated through October 28, 2009.

99.1
Press Release dated October 28, 2009 announcing financial results for the quarter ended September 30, 2009 and the announcing of the appointment of Mr. Kenneth H. Beer and Mr. Harris V. Morrissette to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date :____November 2, 2009